Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders
of Nationwide Variable Insurance Trust

In planning and performing our audits of the financial
statements of Nationwide Variable Insurance Trust ("the
Funds") as of and for the year ended December 31, 2010, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for
designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the effectiveness
of the Funds' internal control over financial reporting.
Accordingly, we do not express an opinion on the
effectiveness of the Funds' internal control over financial
reporting.

The management of the Funds is responsible for
establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls.  A
company's internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A company's internal control over financial reporting
includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the
assets of the company; (2) provide reasonable assurance
that transactions are recorded as necessary to permit
preparation of financial statements in accordance with
generally accepted accounting principles, and that receipts
and expenditures of the company are being made only in
accordance with authorizations of management and trustees
of the company; and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized
acquisition, use or disposition of a company's assets that
could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions, or
that the degree of compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow
management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
Funds' annual or interim financial statements will not be
prevented or detected on a timely basis.

Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all
deficiencies in internal control over financial reporting that might be material weaknesses under standards established
by the Public Company Accounting Oversight Board (United
States).  However, we noted no deficiencies in the Funds'
internal control over financial reporting and its operation, including controls over safeguarding securities that we
consider to be material weaknesses as defined above as of
December 31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide
Variable Insurance Trust and the Securities and Exchange
Commission and is not intended to be and should not be
used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 21, 2011